UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 1, 2022

Ovintiv Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-39191 (Commission File Number)	84-4427672 (I.R.S. Employer Identification No.)

Suite 1700, 370 - 17th Street Denver, Colorado (Address of principal executive offices)		80202 (Zip Code)

(303) 623-2300

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	OVV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01	Entry into a Material Definitive Agreement.

Amended and Restated U.S. Credit Agreement

On April 1, 2022, Ovintiv Inc. (“Ovintiv”) entered into an amended and restated credit agreement dated as of April 1, 2022, between Ovintiv, as borrower, JPMorgan Chase Bank, N.A., as Administrative Agent, and the initial lenders and initial issuing banks named therein (the “U.S. Credit Agreement”), amending and restating that certain credit agreement, dated as of January 27, 2020, between Ovintiv, as Borrower, JPMorgan Chase Bank, N.A., as Administrative Agent, and the initial lenders and initial issuing banks named therein.

The U.S. Credit Agreement provides for total revolving commitments of $2.2 billion, with a termination date of July 15, 2026, unless the date of termination is extended pursuant to the terms of the agreement. The termination date is extendable from time to time, but not more than once per calendar year, for a period not longer than five years plus 90 days from the date of the extension request, upon the request of Ovintiv and acceptance of the lenders. The facility is unsecured, bears interest at the Base Rate or Adjusted Term SOFR Rate (each as defined in the U.S. Credit Agreement), plus the Applicable Margin (as defined in the U.S. Credit Agreement), and contains customary covenants and events of default. Ovintiv’s obligations under the U.S. Credit Agreement are guaranteed by Ovintiv Canada ULC, an indirect, wholly-owned subsidiary of Ovintiv (the “Canadian Subsidiary”) pursuant to a guarantee dated April 1, 2022 (the “U.S. Credit Agreement Subsidiary Guarantee”).

The foregoing descriptions of the U.S. Credit Agreement and the U.S. Credit Agreement Subsidiary Guarantee do not purport to be complete and are qualified in their entirety by the actual U.S. Credit Agreement and the U.S. Credit Agreement Subsidiary Guarantee, copies of which are filed as exhibits to this Current Report on Form 8-K and incorporated herein by reference.

Amended and Restated Canadian Credit Agreement

On April 1, 2022, the Canadian Subsidiary entered into an amended and restated credit agreement dated as of April 1, 2022, among the Canadian Subsidiary, as borrower, Ovintiv, as guarantor, the financial institutions party thereto, as lenders, and Royal Bank of Canada, as agent (the “Canadian Credit Agreement”), amending and restating that certain credit agreement, dated as of January 27, 2020, among the Canadian Subsidiary, as borrower, Ovintiv, as guarantor, the financial institutions party thereto, as lenders, and Royal Bank of Canada, as agent.

The Canadian Credit Agreement provides for total revolving commitments of $1.3 billion, with a maturity date of July 15, 2026, unless the maturity date is extended pursuant to the terms thereof. The maturity date is extendable from time to time, upon the request of the Canadian Subsidiary and the acceptance of the lenders, but not more than once per calendar year, and for a period of not longer than five years plus 90 days after the date of the extension request. The facility is unsecured, bears interest at certain applicable rates plus the Applicable Pricing Margin (as defined in the Canadian Credit Agreement), and contains customary covenants and events of default.

The foregoing description of the Canadian Credit Agreement does not purport to be complete and is qualified in its entirety by the actual Canadian Credit Agreement, a copy of which is filed as an exhibit to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03, insofar as it relates to the creation of a direct financial obligation.

2

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description

Exhibit 4.1	Amended and Restated Credit Agreement, dated as of April 1, 2022, between Ovintiv Inc., as Borrower, JPMorgan Chase Bank, N.A., as Administrative Agent, and the initial lenders and initial issuing banks named therein.

Exhibit 4.2	Guarantee of the U.S. Credit Agreement, made as of April 1, 2022, by Ovintiv Canada ULC.

Exhibit 4.3	Amended and Restated Credit Agreement, dated as of April 1, 2022, among Ovintiv Canada ULC, as Borrower, Ovintiv Inc., as Guarantor, the financial institutions party thereto, as lenders, and Royal Bank of Canada, as administrative agent.

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

3

EXHIBIT INDEX

Exhibit No.	Exhibit Description

Exhibit 4.1	Amended and Restated Credit Agreement, dated as of April 1, 2022, between Ovintiv Inc., as Borrower, JPMorgan Chase Bank, N.A., as Administrative Agent, and the initial lenders and initial issuing banks named therein.

Exhibit 4.2	Guarantee of the U.S. Credit Agreement, made as of April 1, 2022, by Ovintiv Canada ULC.

Exhibit 4.3	Amended and Restated Credit Agreement, dated as of April 1, 2022, among Ovintiv Canada ULC, as Borrower, Ovintiv Inc., as Guarantor, the financial institutions party thereto, as lenders, and Royal Bank of Canada, as administrative agent.

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

4

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated April 7, 2022

OVINTIV INC. (Registrant)

By:	/s/ Dawna I. Gibb
	Name:	Dawna I. Gibb
	Title:	Assistant Corporate Secretary

5